UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): February 18, 2014

Gray Fox Petroleum Corp.

(Exact Name of Registrant as Specified in its Charter)

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Nevada	333-181683	99-0373721
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, Texas 75219

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 665-9564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2014, Gray Fox Petroleum Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement with Rooftop Investments Ltd., a company organized under the laws of the Marshall Islands (“Rooftop”), pursuant to which the Company issued 50,000 shares of common stock, par value $0.001 per share (“Common Stock”), to the investor for an aggregate purchase price of $100,000, or $2.00 per share. The shares have not been registered with the Securities and Exchange Commission, or under any state securities laws, and were issued in reliance on an exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

The proceeds from the sale will be used for general administrative purposes and to finance the Company’s plan of operations related to the West Ranch Prospect. As disclosed in the Current Report on Form 8-K filed by the Company on December 6, 2013, as amended, the Company recently completed the acquisition of 22 separate oil and gas leases issued by the Bureau of Land Management for the U.S. The leased land, known as the “West Ranch Prospect,” comprises 32,723 acres in the Butte Valley Oil Play Region in North Central Nevada.

A copy of the Securities Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On February 18, 2014, the Company and Rooftop consummated the transaction contemplated by the Securities Purchase Agreement and the Company issued 50,000 shares of Common Stock to Rooftop in exchange for $100,000. Although the shares issued under the Securities Purchase Agreement constitute less than five percent of the Company’s outstanding shares, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference for added certainty.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement dated February 18, 2014 by and between Gray Fox Petroleum Corp. and Rooftop Investments Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY FOX PETROLEUM CORP.

Date: February 21, 2014	By: /s/ Lawrence Pemble
Lawrence Pemble, President